Exhibit 99.2

Cadrenal Therapeutics Announces Closing of $7.5 Million Private Placement Priced At-the-Market under Nasdaq Rules

PONTE VEDRA, Fla., July 14, 2023 /PRNewswire/ -- Cadrenal Therapeutics, Inc., (“Cadrenal” or the “Company”) (Nasdaq: CVKD) a biopharmaceutical company developing tecarfarin, a late-stage novel oral and reversible anticoagulant (blood thinner) for certain rare medical conditions, today announced that it has closed its previously announced private placement with an institutional investor for the issuance and sale of 4,285,715 of its shares of common stock at a purchase price of $1.75 per share (or pre-funded warrant in lieu thereof) priced at-the-market under Nasdaq rules. In addition, the Company issued to the investors in the offering unregistered warrants (the “warrants”) to purchase up to an aggregate of 4,285,715 shares of common stock. The aggregate gross proceeds to the Company from the private placement were approximately $7.5 million. The Company intends to use the net proceeds from the offering for working capital purposes.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering and Boustead Securities, LLC acted as financial advisor to the Company.

The warrants issued in the offering are exercisable immediately upon issuance at an exercise price of $1.75 per share and will expire five and one-half years from the date of issuance.

The unregistered shares of common stock, pre-funded warrants and warrants sold in the offering described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the pre-funded warrants and warrants, have not been registered under the Act or applicable state securities laws. Accordingly, the shares of common stock, the pre-funded warrants, the warrants and the shares of common stock underlying the pre-funded warrants and warrants may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered shares of common stock and the shares issuable upon exercise of the unregistered pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cadrenal Therapeutics, Inc.

Cadrenal Therapeutics is developing tecarfarin, a late-stage novel oral and reversible anticoagulant (blood thinner) with orphan drug and Fast Track designations for the prevention of systemic thromboembolism (blood clots) of cardiac origin in patients with end-stage kidney disease, or ESKD, and atrial fibrillation. Tecarfarin is specifically designed to leverage a different metabolism pathway than the oldest and most commonly prescribed Vitamin K antagonist (warfarin) used in the prevention of thrombosis. Tecarfarin has been evaluated in eleven (11) human clinical trials and more than 1,000 individuals. In Phase 1, Phase 2, and Phase 2/3 clinical trials, tecarfarin has generally been well-tolerated in both healthy adult subjects and patients with chronic kidney disease (CKD). For more information, please visit: www.cadrenal.com.

Safe Harbor Statement

Any statements contained in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include statements regarding the intended use of proceeds. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, the Company’s ability to complete its planned Phase 3 trial on time and achieve desired results and benefits as expected, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Cadrenal Therapeutics specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact

For more information, please contact:

Cadrenal Therapeutics:

Matthew Szot, CFO
858-337-0766
press@cadrenal.com

Investors:

Lytham Partners, LLC
Robert Blum, Managing Partner
602-889-9700
CVKD@lythampartners.com